UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2026

 Keenova Therapeutics plc
(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland
(Address of principal executive offices)
+353 1 696 0000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.
On March 31, 2026, Keenova Therapeutics plc (“Keenova” or the “Company”) announced its unaudited financial results for the three months ended December 31, 2025, as set forth in the attached Exhibit 99.1. Additionally, the Company is furnishing certain supplemental unaudited pro forma financial results for the fiscal year ended December 31, 2025, as set forth on the attached Exhibit 99.2.
As previously announced, following the Company’s merger with Endo LP (formerly known as Endo, Inc., “Endo”) in July 2025 (the “Business Combination”) and spin-off of its combined generics and sterile injectables businesses in November 2025 (the “Spin-Off”), the Company is known as Keenova. Keenova’s business strategy focuses on developing, manufacturing and commercializing branded therapeutics that address key areas of significant unmet need, including rheumatology, ophthalmology, nephrology, neurology, pulmonology, orthopedics, urology, and neonatal respiratory critical care. Consistent with this strategy, and at the direction of its Board of Directors, Keenova continues to explore a variety of transactions, intended to maximize shareholder value, including potential acquisitions, divestitures, financings and other strategic transactions. In connection with this process, Keenova intends to exit from its remaining opioid business and is currently pursuing the divestiture of its Percocet business.
2026 Financial Guidance
For the full-year 2026, Keenova expects to deliver:
•Acthar Gel net sales growth rate in the mid-teens.
•XIAFLEX net sales growth rate in the mid- to high-single digits.(1)
•Net sales of $1.94 billion to $2.00 billion.
•Adjusted EBITDA of $730 million to $760 million.
(1) Compared to aggregate XIAFLEX net sales for fiscal year 2025, which is calculated based on Endo’s XIAFLEX net sales of $299.7 million for the pre-merger portion of fiscal year 2025 and Keenova’s XIAFLEX net sales of $246.6 million for the post-merger portion of fiscal year 2025, for a total of $546.3 million.

The above Adjusted EBITDA guidance incorporates anticipated merger synergies expected to be realized in 2026. The guidance for net sales and Adjusted EBITDA does not take into account any potential acquisition or divestiture activity, including the sale of the Percocet business, which is expected to generate approximately $65 million in net sales and approximately $64 million in Adjusted EBITDA for full-year 2026.
Adjusted EBITDA is a non-GAAP measure and should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA represents net income or loss prepared in accordance with GAAP and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income tax expense; depreciation and amortization; combination, integration, and other related expenses; restructuring charges, net; liabilities management and separation costs; gains/losses on debt extinguishment; gains/losses on divestitures; fresh-start inventory-related expenses; business combination inventory-related expense; share-based compensation; and other items identified by the Company.
The Company does not provide a comparable GAAP measure for its forward-looking non-GAAP guidance for Adjusted EBITDA or a reconciliation of such measure because the reconciling items described in the definition of Adjusted EBITDA above are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. The variability of such items may have a significant impact on our future GAAP results. Please see “Non-GAAP Financial Measure” included in Exhibit 99.1 for a more complete discussion of non-GAAP measures.
The information contained in this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
Delay in Filing of Form 10-K
The Company will file a Form 12b-25 with the Securities and Exchange Commission on April 1, 2026, which will have the effect of extending the deadline for its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) until April 15, 2026. The Company requires additional time to complete certain analyses and disclosures to be included in the 2025 Form 10-K due to the complexity of the accounting related to the Business Combination and the Spin-Off, including updating purchase accounting and related valuations, the determination of discontinued operations presentation and related financial statement disclosures. The Company intends to file the 2025 Form 10-K on or prior to April 15, 2026.

Potential Covenant Defaults
The delay in timely filing the 2025 Form 10-K and the resulting delay in delivery of required audited annual financial statements will result in covenant defaults under certain of the Company’s debt arrangements.
The Credit Agreement, dated as of April 23, 2024 (as amended, modified or supplemented from time to time, the “Credit Agreement”), by and among Endo, as parent, Endo Finance Holdings LP (formerly known as Endo Finance Holdings, Inc.) (“Endo Borrower”), as borrower, the additional borrowers from time to time party thereto, the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, issuing bank and swingline lender (the “Agent”), with respect to (i) a revolving credit facility with total commitments of $400.0 million with a maturity date of April 23, 2029, which revolving credit facility is undrawn (other than letters of credit with an aggregate face amount of $4.0 million as of December 31, 2025) and (ii) a term loan facility with a maturity date of April 23, 2031, with a current outstanding principal balance of $1,481.3 million as of December 31, 2025, requires the Company to deliver audited annual consolidated financial statements within 90 days after the end of each fiscal year. Because of the delay in filing the 2025 Form 10-K and resulting delay in delivering the audited annual financial statements, the Company could receive from the Agent notice of the occurrence of a default under the Credit Agreement. If the failure to deliver the audited annual financial statements continues for a period of 30 days after receipt of notice from the Agent (the “Credit Agreement Grace Period”), it will constitute an Event of Default (as that term is defined in the Credit Agreement).
If an Event of Default occurs under the Credit Agreement, the Agent or lenders holding a majority of the exposure thereunder may terminate the commitments thereunder to extend further credit and declare the loans thereunder to be immediately due and payable. Additionally, from the date that is three business days after the deadline for delivery of audited annual financial statements until three business days after the date audited annual financial statements are actually delivered, the applicable margin on term loans under the Credit Agreement will be increased by 25 basis points. Further, absence of a default is a condition to draws on the revolving credit facility under the Credit Agreement. Accordingly, until the Company cures the default by delivering the required audited annual financial statements, it will not be able to draw on the revolving credit facility.
The Company intends to file the 2025 Form 10-K and deliver the required audited annual financial statements prior to expiration of the Credit Agreement Grace Period, which will cure the default.
The Indenture, dated April 23, 2024 (as amended, modified or supplemented from time to time, the “Indenture”), by and among Endo Borrower, as issuer, Endo, the subsidiary guarantors from time to time party thereto and Computershare Trust Company, National Association, as trustee and notes collateral agent (the “Trustee”), related to Endo Borrower’s 8.50% Senior Secured Notes due April 2031 (the “Notes”) with an outstanding principal balance of $1,000.0 million as of December 31, 2025, requires the Company to deliver audited annual consolidated financial statements within 90 days after the end of each fiscal year.
Because of the delay in filing the 2025 Form 10-K and resulting delay in delivering the audited annual financial statements, the Company could receive from the Trustee notice of the occurrence of a default under the Indenture. If the failure to deliver the audited annual financial statements continues for a period of 60 days after receipt of notice from the Trustee (the “Indenture Grace Period”), it will constitute an Event of Default (as that term is defined in the Indenture). During an Event of Default under the Indenture, either the Trustee or holders of at least 30% in aggregate principal amount of the outstanding Notes may declare the Notes to be immediately due and payable.
The Company intends to file the 2025 Form 10-K and deliver the required audited annual financial statements prior to expiration of the Indenture Grace Period, which will cure the default.
Cautionary Note Regarding Forward-Looking Statements
Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding the future financial condition and operating results of the Company and any other statements regarding events or developments Keenova believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements, including, among other things, the risk that the completion and filing of the 2025 Form 10-K will take longer than expected and any related consequences thereof, including triggering an event of default with respect to the Company’s Credit Agreement and/or Indenture, which could result in substantially all of the Company’s debt under the applicable agreement becoming immediately due and payable if the Company does not file the 2025 Form 10-K within the Credit Agreement Grace Period and the Indenture Grace Period, as applicable; the expected benefits and synergies of the Business Combination may not be fully realized in a timely manner, or at all; the Company’s increased indebtedness as a result of the Business Combination and significant transaction costs related to the Business Combination; the expected growth opportunities, profit improvements, cost savings and other benefits as a result of the Spin-Off may not be fully realized in a timely manner, or at all; loss of the benefits of services provided by Par Health or certain of its subsidiaries; potential changes in the estimated fair value of the net assets acquired in the Business Combination; potential changes in the Company’s business strategy and performance; exposure to global economic conditions and market uncertainty; the Company’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; the comparability of the Company’s financial results to historical financial statements in light of its emergence from Chapter 11 bankruptcy proceedings in

2023, the divestiture of the Therakos business, the Business Combination and Spin-Off. The “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, its subsequent Quarterly Reports on Form 10-Q, its Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission (“SEC”) and other filings with the SEC, identify and describe in more detail the risks and uncertainties to which the Company’s businesses are subject. There may be other risks and uncertainties that the Company is unable to predict at this time or that the Company currently does not expect to have a material adverse effect on its business. The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit
99.1	Fourth Quarter Financial Results.
99.2	Supplemental Financial Information.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEENOVA THERAPEUTICS PLC
(registrant)

Date:	March 31, 2026	By:	/s/ Christiana Stamoulis
Christiana Stamoulis
President and Chief Financial Officer (Principal Financial Officer)